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                                                                    Exhibit 23.1





                        Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement to Form S-8 pertaining to the Stock Option Plan of Aasche Transportation Services, Inc. of our report dated February 27, 1998, with respect to the consolidated financial statements of Aasche Transportation Services, Inc. included in the Annual Report to shareholders (Form 10-K) for the year ended December 31, 1997.



/s/ Ernst & Young LLP
Chicago, Illinois
August 27, 1998